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                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               ONE NEW YORK PLAZA
                        NEW YORK, NEW YORK  10004 - 1980
                                212 - 859 - 8000
                             FAX - 212 - 859 - 4000


                                                            WRITER'S DIRECT LINE

                                                               (212) 859-8076
October 9, 1996                                           (FAX:  (212) 859-8587)


Gulfstream Aerospace Corporation
P.O. Box 2206
500 Gulfstream Road
Savannah, Georgia  31402-2206

     Re:  Registration Statement of Gulfstream Aerospace
          Corporation on Form S-1 Filed Pursuant to
          Rule 462(b) (the "462(b) Registration Statement")
          -------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Gulfstream Aerospace Corporation, a Delaware corporation (the "Company"), in connection with the underwritten initial public offering (the "Offering") by the Company and certain of the Company's stockholders of 42,500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, including Shares which may be offered and sold upon the exercise of over-allotment options granted to the underwriters. The Shares are to be offered to the public pursuant to a U.S. underwriting agreement among the Company, the selling stockholders named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the U.S. underwriters, and an international underwriting agreement among the Company, the selling stockholders named therein, and Goldman Sachs International, Merrill Lynch International and Morgan Stanley & Co. International Limited, as representatives of the international underwriters (together, the "Underwriting Agreements"). The opinion set forth below is based on the assumption that, prior to the sale of the Shares pursuant to the Underwriting Agreements, the Company will amend and restate its certificate of incorporation (as amended and restated, the "Restated Charter") to read substantially in the form filed as Exhibit 3.1 to the Registration Statement, as amended (the "Initial Registration Statement"), of the Company on Form S-1
(No. 333-09897).


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Gulfstream Aerospace Corporation       -2-                       October 9, 1996

          The Shares to be sold in the Offering include Shares to be issued upon the exercise of stock options (the "Option Shares") granted pursuant to (a) the Company's stock option plan (the "Plan"), and related stock option agreements, and (b) certain stock option agreements ("Non-Plan Option Agreements") between the Company and certain of its current and former directors, advisors and consultants.

          With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Initial Registration Statement and the 462(b) Registration Statement (when issued and delivered pursuant to the provisions of Article Fourth of the Restated Charter and (i) in the case of the Option Shares, when issued, delivered and paid for in accordance with the provisions of the Plan and the applicable option agreements or with the provisions of the applicable Non-Plan Option Agreements, as the case may be and (ii) in the case of the Shares to be sold by the Company, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreements) will be duly authorized, validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

          We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm under the caption "Validity of


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Gulfstream Aerospace Corporation       -3-                       October 9, 1996

Common Stock" in the Initial Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,
                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                              By:            /s/Lois Herzeca
                                   ---------------------------------------------
                                                  Lois Herzeca